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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in The Reynolds and Reynolds Company and subsidiaries (1) Registration Statement No. 33-56045 on Form S-8,
(2) Post-Effective Amendment No. 1 to Registration Statement No. 333-12681 on Form S-8, (3) Registration Statement No. 333-16583 on Form S-3, (4) Registration Statement No. 333-18585 on Form S-3, (5) Registration Statement No. 333-41983 on Form S-3, (6) Registration Statement No. 333-41985 on Form S-3, (7) Post-Effective Amendment No. 1 to Registration Statement No. 33-51895 on Form S-3, (8) Post-Effective Amendment No. 1 to Registration Statement No. 33-58877 on Form S-3, (9) Pre-Effective Amendment No. 1 to Registration Statement No. 33-61725 on Form S-3, (10) Registration Statement No. 33-59615 on Form S-3, (11) Registration Statement No. 33-59617 on Form S-3, (12) Registration Statement No. 333-12967 on Form S-3, (13) Registration Statement No. 333-72639 on Form S-3,
(14) Registration Statement No. 333-85177 on Form S-8, (15) Registration Statement No. 333-85179 on Form S-8, (16) Registration Statement No. 333-85551 on Form S-8, (17) Registration Statement No. 333-94687 on Form S-3, (18) Registration Statement No. 333-30090 on Form S-8, (19) Registration Statement No. 333-53798 on Form S-3, (20) Registration Statement No. 333-57272 on Form S-8, (21) Registration Statement No. 333-70630 on Form S-8, (22) Registration Statement No. 333-86780 on Form S-8, and (23) Registration Statement No. 333-122933 on Form S-8 of our reports dated May 15, 2006 relating to the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 2), and our report on internal control over financial reporting dated May 15, 2006 (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of The Reynolds and Reynolds Company and subsidiaries for the year ended September 30, 2005, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the respective Prospectuses, which is part of each of the above Registration Statements.

DELOITTE & TOUCHE LLP

Dayton, Ohio
May 15, 2006